As filed with the Securities and Exchange Commission on June 9, 2003

                         Registration No.333-67638

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                       POST-effective amendment no. 3
                                     to
                                  FORM S-1

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ___________

      ICON Income Fund Nine, LLC, a Delaware limited liability company (Exact name of registrant as specified in governing instruments)

                                  DELAWARE
       (State or other jurisdiction of incorporation or organization)

                                    7394
          (Primary Standard Industrial Classification Code Number)

                                 13-4183234
                   (I.R.S. Employer Identification Number)

         100 fifth avenue, new york, NEW YORK 10010, (212) 418-4700 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

            Louis J.C. Cusano, Senior Vice President and Counsel
                             ICON Capital Corp.
                        100 Fifth Avenue, Tenth Floor
                          New York, New York 10011
                               (212) 418-4700
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               with a copy to:

                          Joseph S. Radovsky, Esq.
                            Adam P. Siegman, Esq.
                     Greene Radovsky Maloney & Share LLP
                     Four Embarcadero Center, Suite 4000
                       San Francisco, California 94111
                               (415) 981-1400
                           (counsel to registrant)



                               ___________

     Approximate date of commencement of proposed sale of the securities to the public: November 26, 2001.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     This Post-Effective Amendment to the Registration Statement shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such a date as the Commission, acting pursuant to said Section 8(c), may determine.


                         DEREGISTRATION OF SECURITIES

     Pursuant to a Registration Statement on Form S-1 (Registration No. 333-67638), as amended (the "Registration Statement"), ICON Income Fund Nine, LLC, a Delaware corporation (the "Registrant"), registered 100,000 of its shares. The Registration Statement was declared effective on November 26, 2001. From the date the Registration Statement was declared effective until April 30, 2003, we have sold 99,743.474 shares pursuant to the Registrant Statement.

     We are filing this Post-Effective Amendment to the Registration Statement to deregister, as of the effective date of this Post-Effective Amendment,
256.526 shares of the Registrant the sale of which was registered under the Registration Statement but that were not sold under the Registration Statement.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 3 to the S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, state of California, on June 9, 2003.

                                          ICON Income Fund Nine, LLC
                                          (a Delaware limited liability company)

                                          By:    ICON Capital Corp.
                                                 Manager


                                                 By: /s/ Paul B. Weiss
                                                 Paul B. Weiss
                                                 President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the S-1 Registration Statement has been signed by the following persons in the capacities indicated, on this 9th day of June, 2003.


               Signatures                 Title(s)

     /s/ Beaufort J. B. Clarke            Chief Executive Officer and Chairman
------------------------------------      of ICON Capital Corp., the Manager of
        Beaufort J. B. Clarke             Registrant



         /s/ Paul B. Weiss                President of ICON Capital Corp.
------------------------------------
             Paul B. Weiss


        /s/ Thomas W. Martin              Executive Vice President, Treasurer
------------------------------------      and Director of ICON Capital Corp.
            Thomas W. Martin